Exhibit 99.1

Aerohive Networks Appoints Curt Garner to Board of Directors

Sunnyvale, Calif. — June 24, 2015 — Aerohive Networks® (NYSE:HIVE) today announced that Curt Garner has been appointed to its Board of Directors. Curt is a proven business executive that brings more than 20 years of IT experience to Aerohive’s Board.

News Facts

•	Curt Garner joins Aerohive’s Board of Directors. Curt is the Executive Vice President and Chief Information Officer for Starbucks, where he oversees global technology and engineering services for all Starbucks businesses and serves as a member of the Starbucks senior leadership team.

•	Before being appointed EVP and CIO in March 2012, Curt held several technology leadership positions within Starbucks and was responsible for developing strategies and technology platforms that supported Starbucks early entry into global markets.

•	Prior to joining Starbucks in 1998, Curt held various technology leadership positions with Wendy’s International, Inc. He holds a B.A. in Economics from The Ohio State University.

Comments

“We are pleased to welcome Curt to our Board,” said David Flynn, chief executive officer, Aerohive Networks. “We believe Curt’s extensive leadership and IT experience, especially in mobility and retail, will provide invaluable insights as Aerohive continues to scale.”

“It is an exciting time to join Aerohive,” said Curt Garner, executive vice president and chief information officer, Starbucks. “Aerohive continues to deliver great networks and better management solutions.”

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding new Aerohive product and service offerings and statements regarding their expected performance, market receptiveness and competitive advantage. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: our ability to continue to attract, integrate, retain and train skilled personnel, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, technological change, product development delays, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our over 20,000 customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Sunnyvale, CA. For more information, please visit http://www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community, or become a fan on our Facebook page.

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“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

PRESS CONTACTS

Aerohive Networks

Jenni Adair

Director of PR/AR/Social Media

408-510-6117

jadair@aerohive.com

Twitter: @Aerohive